UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2020
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-34753	27-2053069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5964 La Place Court Carlsbad, California
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (760) 448-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GNMK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2020, Hany Massarany stepped down from his position as President and Chief Executive Officer of GenMark Diagnostics, Inc. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”). In connection therewith, the Company intends to provide the severance payments and benefits to Mr. Massarany to which he would have been otherwise entitled in accordance with the terms of his existing executive employment agreement upon a termination without cause. Mr. Massarany’s decision to step down as a member of the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On February 10, 2020, the Board appointed Scott Mendel, the Company’s current Chief Operating Officer, as Interim President and Chief Executive Officer. The Company intends to enter into an employment agreement with Mr. Mendel to reflect his promotion to Interim President and Chief Executive Officer. Mr. Mendel’s current employment agreement, including its respective compensation provisions, as well as his participation in the Company’s Executive Severance Plan, will continue in effect unless and until provided otherwise by mutual agreement of the parties.

There are no family relationships between Mr. Mendel and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between the Company and Mr. Mendel that would require disclosure under Item 404(a) of Regulation S-K. The information concerning Mr. Mendel required under Item 401 of Regulation S-K is contained in the Company's proxy statement dated April 17, 2019 and is incorporated herein by reference.

The foregoing descriptions and the information contained in Item 5.02 with respect to Mr. Massarany’s executive employment agreement, and Mr. Mendel’s employment appointment and compensation and severance arrangements, are not intended to be complete and are qualified in their entirety by reference to the full text of such documents, which were filed as Exhibits 10.32 and 10.33 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2019, as well as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2019, each of which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date:	February 14, 2020	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary